UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 30, 2026

THE CHILDREN’S PLACE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-23071	31-1241495
(Commission File Number)	(IRS Employer Identification No.)

500 Plaza Drive, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

(201) 558-2400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	PLCE	NASDAQ Global Select Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2026, Kim Roy notified The Children's Place, Inc. (the “Company”) of her resignation from the Company’s board of directors (the “Board”), effective immediately. Ms. Roy’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On November 1, 2026, Muhammad Asif Seemab resigned as President and Interim Chief Executive Officer of the Company, and Muhammad Umair resigned as Chief Strategy Officer of the Company. Both resignations were effective immediately. Neither resignation was because of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. Messrs. Seemab and Umair will each continue to serve as a member of the Board. As a result of the foregoing resignations, John Szczepanski, the Company’s chief financial officer, is the acting President of the Company (and will serve as the principal executive officer) by operation of Article III, Section 5 of the Company’s bylaws effective as of November 1, 2026.

The information regarding Mr. Szczepanski set forth under the headings “Executive Officers—John Szczepanski,” “Executive and Director Compensation” (including “Other Arrangements,” “Change in Control Agreements” and “Severance Guidelines and Offer Letters”) and “Stock Ownership—Certain Relationships and Related Transactions” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 10, 2026 (the “Proxy Statement”) is incorporated herein by reference, to the extent responsive to the disclosure requirements of Item 5.02(c) of Form 8-K.

There are no arrangements or understandings between Mr. Szczepanski and any other person pursuant to which he became acting President and principal executive officer of the Company. Mr. Szczepanski has no family relationships with any director or executive officer of the Company and, except as disclosed in the Proxy Statement and incorporated herein by reference, is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K. No new compensatory arrangements were entered into, and no existing compensatory arrangements were modified, in connection with his assumption of these responsibilities.

On November 3, 2026, Turki Saleh A. AlRajhi resigned as Executive Chairman of the Company, effective immediately. Mr. AlRajhi will continue to serve as Chairman of the Board, and in his capacities as Chair of the Corporate Responsibility, Sustainability & Governance Committee and Chair of the Human Capital & Compensation Committee. Mr. AlRajhi’s resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 104	Cover Pages Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2026

THE CHILDREN’S PLACE, INC.

By:	/s/ Kenneth Li
Name:	Kenneth Li
Title:	General Counsel & Corporate Secretary

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